Exhibit 99.2

Report of Independent Auditors

To the Audit Committee of Brown-Forman Corporation

Opinion

We have audited the combined financial statements of Sonoma-Cutrer Vineyards (the “Company”), which comprise the combined balance sheet as of April 30, 2023, and the related combined statements of operations, net parent investment and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at April 30, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Louisville, Kentucky

March 14, 2024

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Combined Statement of Operations

(Dollars in thousands)

Year Ended April 30,	2023
Net sales	$90,910
Cost of sales	48,403

Gross profit	42,507
Advertising expenses	3,150
Selling, general, and administrative expenses	11,814
Other expense (income), net	555

Operating income	26,988
Non-operating postretirement expense	487

Income before income taxes	26,501
Income taxes	6,482

Net income	$20,019

The accompanying notes are an integral part of these Combined Financial Statements.

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Combined Balance Sheet

(Dollars in thousands)

April 30,	2023
Assets
Cash	$16
Accounts receivable, net	9,745
Inventories:
Finished goods	9,876
Work in process	26,408
Raw materials and supplies	4,208

Total inventories	40,492
Other current assets	343

Total current assets	50,596
Property, plant, and equipment, net	87,718
Goodwill	36,929
Operating lease right-of use assets	724
Other assets	214

Total assets	$176,181

Liabilities
Accounts payable and accrued expenses	$5,745
Current portion of operating lease liabilities	256

Total current liabilities	6,001
Deferred tax liabilities	13,386
Non-current portion of operating lease liabilities	466
Other liabilities	155

Total liabilities	20,008
Commitments and contingencies
Equity
Net Parent Investment	156,173

Total liabilities and equity	$176,181

The accompanying notes are an integral part of these Combined Financial Statements.

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Combined Statement of Cash Flows

(Dollars in thousands)

Year Ended April 30,	2023
Cash flows from operating activities:
Net income	$20,019
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	5,327
Stock-based compensation expense	73
Deferred income tax benefit	(641)
Other, net	(133)
Changes in assets and liabilities:
Accounts receivable	(241)
Inventories	4,167
Other current assets	(5)
Accounts payable and accrued expenses	(237)
Other operating assets and liabilities	22

Cash provided by operating activities	28,351
Cash flows from investing activities:
Additions to property, plant, and equipment	(3,960)
Other, net	135

Cash used for investing activities	(3,825)
Cash flows from financing activities:
Net transfer to Parent	(24,502)
Other, net	(24)

Cash used for financing activities	(24,526)
Net increase (decrease) in cash	—
Cash, beginning of period	16

Cash, end of period	$16

Supplemental information:
Cash paid for income taxes	$547
Non-cash additions to property, plant, and equipment	$406

The accompanying notes are an integral part of these Combined Financial Statements.

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Combined Statement of Net Parent Investment

(Dollars in thousands)

Year Ended April 30,	2023
Net Parent Investment, beginning of period	$160,583
Net income	20,019
Stock-based compensation	73
Net transfer to Parent	(24,502)

Net Parent Investment, end of period	$156,173

The accompanying notes are an integral part of these combined financial statements.

Sonoma-Cutrer Vineyards (a Business of Brown-Forman Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

1. Description of Business

Sonoma-Cutrer Vineyards, headquartered in Windsor, California, produces and markets luxury wine brands. The wine brands consist largely of Chardonnay wines sourced from vineyards in the Russian River Valley and Sonoma Coast regions. Brown-Forman Corporation (“Brown-Forman” or “Parent”) operates the Sonoma-Cutrer Vineyards business through certain of its wholly-owned subsidiaries, including Sonoma-Cutrer Vineyards, Inc.

In these notes, “we,” “us,” “our,” “Sonoma-Cutrer,” and the “Company” refer to the Sonoma-Cuter Vineyards business.

2. Basis of Presentation

The Combined Financial Statements of the Company have been derived from the consolidated financial statements and accounting records of Brown-Forman and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). The Combined Financial Statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as an independent company.

Intracompany transactions have been eliminated. Transactions between the Company and Brown-Forman have been included in these Combined Financial Statements. The aggregate net effect of transactions between the Company and Brown-Forman that have been historically settled other than in cash are reflected in the Combined Balance Sheet as “Net Parent Investment” and in the Combined Statement of Cash Flows as “Net transfer to Parent.” See Note 9 for additional information.

The Combined Balance Sheet includes certain of Brown-Forman’s assets and liabilities that are specifically identifiable or otherwise attributable to the Company. Brown-Forman’s third-party long-term debt and the related interest expense have not been allocated to the Company, which was not the legal obligor of such debt.

Brown-Forman utilizes a centralized approach to cash management and financing its operations. Cash held by Brown-Forman at the corporate level is not specifically identifiable to the Company and, therefore, has not been reflected in the Company’s Combined Balance Sheet. Cash transfers between Brown-Forman and the Company are accounted for through “Net Parent Investment.” Cash on the Combined Balance Sheet represents cash held by the Company at period-end prior to any potential transfer to the centralized cash management pool of Brown-Forman.

In addition, for purposes of preparing these Combined Financial Statements on a “carve-out” basis, a portion of Brown-Forman’s corporate expenses have been allocated to the Company. Costs were allocated to the Company based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional gross profit. These expense allocations include the cost of corporate functions and resources that are provided by or administered by Brown-Forman including, but not limited to, executive management and other corporate and governance functions, such as corporate finance, internal audit, tax and treasury. The related employee payroll and benefit costs associated with such functions are included in the expense allocations.

Management considers the basis on which the expenses have been allocated to reasonably reflect the utilization of services provided to, or the benefit received by, the Company. However, the allocations may not reflect the expenses the Company would have incurred if the Company had been a standalone company. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the organizational structure, whether functions were outsourced or performed by employees, and strategic or capital decisions.

During the period presented in these Combined Financial Statements, the Company’s income tax expense and deferred tax balances have been included in Brown-Forman’s income tax returns. Income tax expense and deferred tax balances contained in the Combined Financial Statements are presented on a separate return basis, as if the Company had filed its own income tax returns. Income taxes currently payable are deemed to have been remitted to the Parent, in cash, in the period in which the liability arose, and income taxes currently receivable are deemed to have been received from the Parent in the period in which the receivable arose. These amounts accrued under the separate return method have been reflected in Net Parent Investment.

Actual tax transactions included in the consolidated financial statements of Brown-Forman may not be included in the Combined Financial Statements of the Company. Similarly, the tax treatment of certain items reflected in the Combined Financial Statements of the Company may not be reflected in the consolidated financial statements and income tax returns of Brown-Forman. Accordingly, the taxes recorded in the Combined Statement of Operations are not necessarily representative of the taxes that may arise in the future if the Company files its income tax returns independent from Brown-Forman’s returns.

3. Significant Accounting Policies

We applied the following significant accounting policies in preparing the Combined Financial Statements:

Accounts receivable. Accounts receivable are recorded net of an allowance for expected credit losses (allowance for doubtful accounts). We determine the allowance using information such as customer credit history and financial condition, historical loss experience, and macroeconomic factors. We write off account balances against the allowance when we have exhausted our collection efforts. The allowance for doubtful accounts was $71 at April 30, 2023.

As of April 30, 2023, our two largest customers accounted for 37% and 21% of total accounts receivable. We have not experienced credit issues with these customers.

Inventories. Inventories are valued at the lower of cost (using the first-in, first-out method) or net realizable value. Inventory costs include costs incurred in the production of wine, including vineyard and related farming costs. Inventory costs also include warehousing, insurance, and ad valorem taxes applicable to inventories. We classify bulk wine as work in process.

Because we age most of our wines in barrels for periods in excess of one year, we bottle and sell only a portion of our inventory each year. However, consistent with industry practice, we classify all inventory as a current asset.

Property, plant, and equipment. We state property, plant, and equipment at cost less accumulated depreciation. We calculate depreciation on a straight-line basis using our estimates of useful life, which are: 7–20 years for land improvements; 10–40 years for buildings and improvements; 3–7 years for barrels; 10–30 years for vines; and 3–20 years for machinery and equipment.

The Company’s classification of barrels as a component of property, plant, and equipment differs from the Parent’s classification of barrels as a component of inventory. We believe this classification by the Company is preferable, as we believe it is the prevalent practice in the wine industry within which the Company’s entire business operates. This change in classification had no material effect on the Company’s reported results of operations or cash flows.

We assess our property, plant, and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. When we do not expect to recover the carrying value of an asset (or asset group) through undiscounted future cash flows, we write it down to its estimated fair value. We determine fair value using discounted estimated future cash flows, considering market values for similar assets when available.

When we retire or dispose of property, plant, and equipment, we remove its cost and accumulated depreciation from our balance sheet and reflect any gain or loss in operating income. We expense the costs of repairing and maintaining our property, plant, and equipment as we incur them.

Goodwill. When we acquire a business, we first allocate the purchase price to identifiable assets and liabilities, based on estimated fair value. We then record any remaining purchase price as goodwill. We do not amortize goodwill.

We assess our goodwill for impairment at least annually, or more frequently if circumstances indicate the carrying amount may be impaired. Goodwill is impaired when its carrying amount exceeds its estimated fair value. We estimate the fair value using discounted estimated future cash flows or market information. Considerable management judgment is necessary to estimate fair value, including the selection of assumptions about future cash flows and discount rates. The Company’s goodwill reflects the historical acquisition-specific goodwill related to Brown-Forman’s acquisition of a majority interest in Sonoma-Cutrer Vineyards, Inc., in 1999 and remaining interests in 2000 and 2001. None of our goodwill has been previously impaired or determined to be impaired as of April 30, 2023.

Net Parent Investment. Net Parent Investment represents Brown-Forman’s historical investment in the Company, the Company’s accumulated net income, and the net effect of transactions with and allocations from Brown-Forman.

Revenue recognition. Our net sales predominantly reflect sales of bottled wine products. We sell these products under contracts with different types of customers, depending on the market. The customer is most often a distributor, wholesaler, or retailer.

Each contract typically includes a single performance obligation to transfer control of the products to the customer. Depending on the contract, control is transferred when the products are either shipped or delivered to the customer, at which point we recognize the transaction price for those products as net sales. The transaction price recognized at that point reflects our estimate of the consideration to be received in exchange for the products. The actual amount may ultimately differ due to the effect of various customer incentives and trade promotion activities. In making our estimates, we consider our historical experience and current expectations, as applicable. Subsequent adjustments recognized for changes in estimated transaction prices are typically not material.

Net sales exclude taxes we collect from customers that are imposed by various governments on our sales, and are reduced by payments to customers unless made in exchange for distinct goods or services with fair values approximating the payments. Net sales include any amounts we bill customers for shipping and handling activities related to the products. We recognize the cost of those activities in cost of sales during the same period in which we recognize the related net sales. Sales returns, which are permitted only in limited situations, are not material. Customer payment terms generally range from 30 to 90 days. There are no significant amounts of contract assets or liabilities.

Cost of sales. Cost of sales includes the costs of producing, bottling, packaging, warehousing, insuring, and shipping goods sold during the period.

Advertising costs. We expense the production costs of advertising when the advertisements first take place. We expense all other advertising costs during the year in which the costs are incurred.

Selling, general, and administrative expenses. Selling, general, and administrative expenses are charged to income as incurred, or as allocated based on methodologies discussed in Note 2. Such expenses include the costs associated with our sales force, administrative staff and facilities, and other expenses related to our non-manufacturing functions.

Other expense (income),net. Other expense (income), net, includes certain expenses associated with the Sonoma-Cutrer visitor’s center, losses (gains) on sale of fixed assets, and miscellaneous other items.

Stock-based compensation. Certain Company employees participate in the stock-based compensation plans sponsored by Brown-Forman. The grant-date fair value of Brown-Forman stock-based awards granted to employees under the plan is recognized as compensation expense on a straight-line basis over the requisite service period, which typically corresponds to the vesting period for the award.

Awards granted to Company employees are reflected in Net Parent Investment within the Combined Statement of Net Parent Investment at the time they are expensed. The Combined Statement of Operations also includes an allocation of Brown-Forman’s corporate and shared employee stock-based compensation expenses. Stock-based compensation expense is classified within selling, general, and administrative expenses.

Income taxes. We base our annual provision for income taxes on the pre-tax income reflected in our Combined Statement of Operations. We establish deferred tax liabilities or assets for temporary differences between GAAP and tax reporting bases and later adjust them to reflect changes in tax rates expected to be in effect when the temporary differences reverse. We record a valuation allowance as necessary to reduce a deferred tax asset to the amount that we believe is more likely than not to be realized.

We assess our uncertain income tax positions in two steps. First, we evaluate whether the tax position will more likely than not, based on its technical merits, be sustained upon examination, including resolution of any related appeals or litigation. For a tax position that does not meet this first criterion, we recognize no tax benefit. For a tax position that does meet the first criterion, we recognize a tax benefit in an amount equal to the largest amount of benefit that we believe has more than a 50% likelihood of being realized upon ultimate resolution. We record interest and penalties on uncertain tax positions as income tax expense.

Foreign currency transactions. The U.S. dollar is our functional and reporting currency. We record all gains and losses from foreign currency transactions (those denominated in a currency other than U.S. dollar) in current income.

Estimates. To prepare financial statements that conform with GAAP, our management must make informed estimates that affect how we report revenues, expenses, assets, and liabilities, including contingent assets and liabilities. Actual results could differ from these estimates.

4. Balance Sheet Information

Supplemental information on our Combined Balance Sheet is as follows:

April 30,	2023
Property, plant, and equipment:
Land and improvements	$62,908
Buildings and improvements	41,735
Machinery and equipment	31,230
Barrels	14,014
Vines	11,821
Other	3,144

164,852
Less accumulated depreciation	77,134

$87,718

Accounts payable and accrued expenses:
Accounts payable, trade	$1,245
Accrued expenses:
Advertising, promotion, and discounts	1,976
Bulk wine purchases	465
Compensation and commissions	985
Excise and other non-income taxes	20
Self-insurance losses	781
Other	273

4,500

$5,745

5. Contingencies

We operate in a litigious environment, and we are sued in the normal course of business. Sometimes plaintiffs seek substantial damages. Significant judgment is required in predicting the outcome of these suits and claims, many of which take years to adjudicate. We accrue estimated costs for a contingency when we believe that a loss is probable and we can make a reasonable estimate of the loss, and then adjust the accrual as appropriate to reflect changes in facts and circumstances. We do not believe it is reasonably possible that these existing loss contingencies, individually or in the aggregate, would have a material adverse effect on our financial position, results of operations, or liquidity. No material accrued loss contingencies are recorded as of April 30, 2023.

6. Net Sales

The following table shows our net sales by geography (based on customer location):

Year Ended April 30,	2023
United States	$89,892
Canada	743
Latin America	240
Other	35

$90,910

The following table shows our net sales by product category:

Year Ended April 30,	2023
Bottled wine	$86,442
Bulk wine	4,468

$90,910

Our two largest customers accounted for 32% and 30% of net sales in 2023.

7. Income Taxes

The components of our total income tax expense was as follows:

Year Ended April 30,	2023
Current:
U.S. federal	$5,870
State and local	1,253

7,123

Deferred:
U.S. federal	(526)
State and local	(115)

(641)

$6,482

The following table reconciles our effective tax rate to the U.S. federal statutory tax rate:

2023
U.S. federal statutory rate	21.0%
State taxes, net of U.S. federal tax benefit	3.4%
Other, net	0.1%

Effective rate	24.5%

Deferred tax assets and liabilities were as follows:

April 30,	2023
Deferred tax assets:
Postretirement and other benefits	$169
Accrued liabilities and other	397
Inventories	703
Intangible assets	466

Total deferred tax assets	1,735

Deferred tax liabilities:
Property, plant, and equipment	(15,117)
Other	(4)

Total deferred tax liabilities	(15,121)

Net deferred tax liability	$(13,386)

At April 30, 2023, we had $136 of gross unrecognized tax benefits, $107 of which would reduce our effective income tax rate if recognized. A reconciliation of the beginning and ending unrecognized tax benefits follows:

Year Ended April 30,	2023
Unrecognized tax benefits at beginning of year	$83
Additions for tax positions provided in current period	53

Unrecognized tax benefits at end of year	$136

The Company files as part of the consolidated U.S. federal and combined state returns of the Parent. The fiscal years that are open for examination for the Parent’s returns are 2019-2023.

We believe there will be no material change in our gross unrecognized tax benefits in the next 12 months.

8. Leases

We enter into operating and finance lease arrangements, which we use primarily for warehouse space, vehicles, and equipment.

We record lease liabilities and right-of-use (ROU) assets on our balance sheet for leases with terms exceeding 12 months. We do not record lease liabilities or ROU assets for short-term leases. The amounts recorded for lease liabilities and ROU assets are based on the estimated present value, as of the lease commencement date, of the future payments to be made over the lease term. We calculate the present value using our incremental borrowing rate that corresponds to the term of the lease. We include the effect of an option to renew or terminate a lease in the lease term when it is reasonably certain that we will exercise the option.

Some of our operating leases have variable rental payments, which are excluded from the calculations of the right-of-use assets and are recognized in the financial statements in the period in which the obligation is incurred and payment variability removed. Some of our leases contain non-lease components (e.g., maintenance or other services) in addition to lease components. We have elected the practical expedient not to separate the non-lease components from the lease components.

The following table shows the lease ROU and liability balances:

	Balance Sheet Classification	April 30, 2023
Operating leases:
Right-of-use assets	Operating lease right-of-use assets	$724
Lease liabilities:
Current	Current portion of operating lease liabilities	$256
Non-current	Non-current portion of operating lease liabilities	466

Total		$722

Finance leases:
Right-of-use assets	Other assets	$128
Lease liabilities:
Current	Accounts payable and accrued expenses	$35
Non-current	Other liabilities	93

Total		$128

The following table shows the components of total lease cost:

Year Ended April 30,	2023
Operating lease cost	$297
Finance lease cost	26
Short-term lease cost	108
Variable lease cost	370
Sublease income	(26)

Total lease cost	$775

The following table includes a maturity analysis of future (undiscounted) lease payments and a reconciliation of those payments to the lease liabilities recorded on our balance sheet:

	Operating Leases	Finance Leases
2024	$280	$39
2025	256	38
2026	228	32
2027	—	13
2028	—	11
Thereafter	—	5

Total lease payments	764	138
Less: Present value discount	(42)	(10)

Lease liabilities	$722	$128

Weighted-average discount rate	4.2%	3.6%
Weighted-average remaining term (years)	2.8	4.1

The following table shows additional information about our leases:

Year Ended April 30,	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$297
Financing cash flows from finance leases	$24
Right-of-use assets obtained in exchange for new lease liabilities:
Operating leases	$667
Finance leases	$122

9. Related Party Transactions

The Combined Financial Statements have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of Brown-Forman. The following discussion summarizes activity between the Company and Brown-Forman.

Allocation of corporate expenses. For purposes of preparing these Combined Financial Statements on a “carve-out” basis, we have allocated a portion of Brown-Forman’s total corporate expenses to the Company. See Note 2 for a discussion of the allocation methodologies.

Centralized cash management. The Company participated in Brown-Forman’s centralized cash management and daily cash sweeps. Disbursements are made through centralized accounts payable systems which were operated by Brown-Forman. Cash receipts are transferred to centralized accounts, which were also maintained by Brown-Forman. As cash is received and disbursed by Brown-Forman, it is accounted for by the Company through Net Parent Investment.

Dividend to Parent. We declared a cash dividend to our Parent in April 2023, as shown in the table below.

Receivables and payables. Balances between the Company and Brown-Forman or its affiliates derived from transactions that have been historically settled other than in cash are included in Net Parent Investment.

Assumed income tax payments. Income tax expense and deferred tax balances contained in the Combined Financial Statements are presented on a separate return basis, as if the Company had filed its own income tax returns. Income taxes currently payable are deemed to have been remitted to the Parent, in cash, in the period in which the liability arose, and income taxes currently receivable are deemed to have been received from the Parent in the period in which the receivable arose. These amounts accrued under the separate return method have been reflected in Net Parent Investment.

Net transfer to Parent. The following table presents the components of “Net transfer to Parent” in the Combined Statement of Net Parent Investment:

2023
Dividend to Parent	$(23,928)
Settlement of receivables and payables	1,680
Corporate expense allocations	9,182
Assumed income tax payments	(547)
Other contributions to Parent	(10,889)

Net transfer to Parent	$(24,502)

10. Subsequent Events

We have evaluated subsequent events through March 14, 2024, which is the date the Combined Financial Statements were available to be issued.